Manning & Napier Fund, Inc. 485BPOS

Exhibit 99(h)(2)(d)

EXECUTION

Amendment No. 10 To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 10 To Transfer Agency And Shareholder Services Agreement (“Amendment No. 10”), dated as of May 30, 2025 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNY”), Manning & Napier Fund, Inc. (“Investment Company”), on its own behalf and on behalf of each M&N Fund (as defined in the Current Agreement) and Manning & Napier Advisors, LLC (“Company”), as service provider to Exeter Trust Company.

Background

The parties previously entered into the Transfer Agency And Shareholder Services Agreement, made as of March 1, 2017, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement dated as of March 10, 2017, Amendment No. 2 To Transfer Agency And Shareholder Services Agreement dated as of June 12, 2017, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement dated as of October 11, 2017, Amendment No. 4 Transfer Agency And Shareholder Services Agreement dated as of January 1, 2018, Amendment No. 5 To Transfer Agency And Shareholder Services Agreement dated as of March 4, 2020 and Amendment No. 6 To Transfer Agency And Shareholder Services Agreement dated as of November 4, 2020, Amendment No. 7 To Transfer Agency and Shareholder Services Agreement dated as of August 26, 2021, Amendment No. 8 to Transfer Agency and Shareholder Services Agreement dated June 15, 2023, and Amendment No. 9 to Transfer Agency and Shareholder Services Agreement dated December 1, 2024 (“Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 10.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.        Modifications to Current Agreement. Schedule B is deleted and replaced it in its entirety with the Schedule B attached to Amendment No. 10 To Transfer Agency And Shareholder Services Agreement, dated as of May 30, 2025, between BNY and each of the Investment Company and Company.

2.       Remainder of Current Agreement. Except as specifically modified by this Amendment No. 10, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.       Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 10.

4.       Entire Agreement. This Amendment No. 10 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.      Signatures; Counterparts. The parties expressly agree that this Amendment No. 10 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 10, by a manual signature on a copy of Amendment No. 10 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 10 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 10 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 10 or of executed signature pages to counterparts of this Amendment No. 10, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 10 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 10.

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 10 To Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 10 by Electronic Signature, affirms authorization to execute this Amendment No. 10 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 10 and an agreement with its terms.

The Bank of New York Mellon

By:	/s/Allison M. Gardner

Name:	Allison M. Gardner

Title:	Senior Vice President

Manning & Napier Advisors, LLC

By:	/s/ Sarah Turner

Name:	Sarah Turner

Title:	Corporate Secretary
Manning & Napier Fund, Inc., on its own behalf and on behalf of each M&N Fund, each in its individual and separate capacity

By:	/s/ Elizabeth Craig

Name:	Elizabeth Craig

Title:	Corporate Secretary

EXECUTION

SCHEDULE B

(Dated: May 30, 2025)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, by and between BNY Mellon Investment Servicing (US) Inc. and each of Manning & Napier Advisors, LLC, as service provider to Exeter Trust Company, and Manning & Napier Fund, Inc., on its own behalf and on behalf of the Portfolios of Manning & Napier Fund, Inc. listed on this Schedule B.

Portfolios

Manning & Napier Fund, Inc.	Existing Classes, if any
Core Bond Series	I, S, W, Z
Callodine Equity Income Series	I, S, Z
Credit Series	I, S, W, Z
Disciplined Value Series	I, S, W, Z
Diversified Tax Exempt Series	A, W
Equity Series	S, W
High Yield Bond Series	I, S, W, Z
Overseas Series	I, S, W, Z
Pro-Blend Conservative Term Series	I, L, R, S, W, Z
Pro-Blend Moderate Term Series	I, L, R, S, W, Z
Pro-Blend Extended Term Series	I, L, R, S, W, Z
Pro-Blend Maximum Term Series	I, L, R, S, W, Z
Rainier International Discovery Series	I, S, W, Z
Systematic High Yield Bond Series	I, S, W, Z
Unconstrained Bond Series	I, S, W, Z

Exeter Trust Company	Existing Classes, if any
Manning & Napier Disciplined Value CIT	Class U
Manning & Napier Global Equity CIT	Class I and Z
Manning & Napier Retirement Target Income CIT	Class I, U1 and S
Manning & Napier Retirement Target 2020 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2025 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2030 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2035 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2040 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2045 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2050 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2055 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2060 CIT	Class I, U1 and S
Pro-Mix Conservative Term Collective Investment Trust Fund	Class S and U
Pro-Mix Extended Term Collective Investment Trust Fund	Class S and U
Pro-Mix Maximum Term Collective Investment Trust Fund	Class S and U
Pro-Mix Moderate Term Collective Investment Trust Fund	Class S and U

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